UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

                          Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York 1-10768 11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11711 West 79th Street, Lenexa, KS 66214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Mediware Information Systems, Inc. (the "Company") had previously entered into an employment agreement (the "Original Agreement") with Donnie L. Jackson. Pursuant to the Original Agreement, Mr. Jackson served as the Company's Vice President and General Manager for the Blood Bank Division. As of August 16, 2004, Mr. Jackson ceased serving as such Vice President and General Manager. On December 13, 2004, the Company and Mr. Jackson entered into an Amended and Restated Employment Agreement (the "Agreement").

Pursuant to the Agreement, the Company will continue to employ Mr. Jackson as an advisor to Mr. Bud Barry, the Company's Chief Executive Officer and President. In this capacity Mr. Jackson will perform such services customary to an advisory role as are assigned to him by Mr. Barry. The term of employment under the Agreement is through August 1, 2005 (the "Expiration Date").

The Agreement provides for a salary of $2,884.62 per week through December 31, 2004 and $1,250 per week through the Expiration Date. The Agreement allows Mr. Jackson to retain all non-qualified options to purchase shares of the Company's common stock, par value $.10 per share, currently held by Mr. Jackson pursuant to the Company's 2001 Stock Option Plan.

In addition to termination for cause, the Agreement may be terminated by Mr. Jackson without cause upon 10 days prior written notice. If Mr. Jackson terminates his employment with the Company without cause, the Company shall pay Mr. Jackson the amount of salary Mr. Jackson would have earned had he remained employed by the Company through the Expiration Date.

The Agreement provides for a 1 year non-compete covenant by Mr. Jackson following the date of termination of his employment with the Company, except that commencing on December 14, 2005, he may be employed by a business which competes with any of the businesses conducted by the Company other than the business of the Company's Blood Bank Division. The Agreement also provides for non-disclosure and non-solicitation obligations on the part of Mr. Jackson.

On December 13, 2004, the Company and Mr. Jackson entered into an indemnification agreement (the "Indemnification Agreement").

Prior to joining the Company Mr. Jackson was employed by Global Med Technologies, Inc. ("Global Med"). Shortly after joining the Company, Global Med initiated litigation against Mr. Jackson in the Superior Court of the State of California in and for the County of El Dorado, captioned Global Med Technologies, Inc. and Peoplemed.com, Inc. v. Donnie L. Jackson, Jr. and Does 1 through 20 alleging, among other things, that Mr. Jackson misappropriated Global Med's trade secrets and confidential information (the "Action"). To date, the Company has indemnified Mr. Jackson for the legal fees associated directly with Mr. Jackson's defense of the Action.

Pursuant to the Indemnification Agreement, the Company agreed, subject to enumerated exceptions, to continue to indemnify Mr. Jackson for all expenses (including reasonable attorneys' fees and related expenses) and damages incurred by Mr. Jackson in connection with the defense or settlement of the Action, except as may be prohibited by applicable law. In addition, subject to the terms and conditions of the Indemnification Agreement, the Company agreed to indemnify Mr. Jackson for all expenses, including reasonable attorneys' fees and related expenses or damages incurred by Mr. Jackson in connection with the defense or settlement of any related litigation arising out of the Action that is brought by Global Med, the Company or any other party related to Global Med or the Company, and that names Mr. Jackson as a defendant (a "Related Action"), so long as it (a) directly relates to the Action and (b) does not arise out of any breach of any of the provisions of the Indemnification Agreement by Mr. Jackson, and any Derivative Actions (as defined in the Indemnification Agreement), except as may be prohibited by applicable law.

To the extent desired by the Company, the Company may either direct the defense of the Action, as well as the prosecution of any counterclaim or related claim relating to the reimbursement of attorneys' fees and related expenses or malicious prosecution (collectively referred to as "Derivative Actions"), or assume direct responsibility for the defense of the Action, as well as the prosecution of any Derivative Actions. Mr. Jackson agreed not to make any settlement of any portion of the Action or any Derivative Actions without the prior written consent of the Company. If the Company desires and is able to effect a bona fide compromise or settlement of the Action or any Derivative Actions, Mr. Jackson agreed not to unreasonably refuse to consent to such compromise or settlement provided that no such settlement shall include any admission of wrongdoing on the part of Mr. Jackson.

The Company is subrogated to the fullest extent permitted by law with respect to all amounts paid or indemnified, directly or indirectly, by the Company in respect of the Action or any Derivative Actions, prior to and after December 13, 2004, to all of the rights of recovery of Mr. Jackson. All amounts recovered in connection with any counterclaim or related claim for reimbursement of attorneys' fees and related expenses in connection with the Action will belong to the Company and, if paid to Mr. Jackson, will be remitted to the Company promptly upon receipt by Mr. Jackson. Notwithstanding the foregoing, the Company agreed to pay Mr. Jackson (a) $25,000.00 within fifteen (15) days upon any final judgment in a Derivative Action awarding attorneys' fees or related expenses to Mr. Jackson, plus (b) $25,000.00 out of any amount of attorneys' fees or related expenses actually received (whether directly or indirectly through Mr. Jackson) by the Company in connection with a Derivative Action relating to the reimbursement of attorneys' fees and related expenses in excess of $250,000.00 (including any goods or services recovered by the Company in a settlement with Global Med having a fair market value in excess of $250,000.00). In addition to the foregoing, the Company agreed to pay Mr. Jackson 50% of the "Net Amount" actually received (whether directly or indirectly through Mr. Jackson) by the Company in connection with any Derivative Action other than a Derivative Action seeking reimbursement of attorneys' fees and related expenses in connection with the Action (a "Non-Legal Fee Derivative Action"). For purposes of the Indemnification Agreement, the term "Net Amount" means the gross amount received in such Non-Legal Fee Derivative Action less any unreimbursed attorneys' fees and related expenses incurred by the Company in prosecuting either the Action or any Derivative Action.

Item 9.01       Financial Statements and Exhibits.

(c)                Exhibits.

Exhibit 10.56   Amended and Restated Employment Agreement, dated as of December 13, 2004,  between Mediware Information Systems, Inc. and Donnie L. Jackson

Exhibit 10.57   Agreement, dated as of December 13, 2004, by and between Mediware  Information Systems, Inc. and Donnie L. Jackson, Jr.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC.

Date: December 17, 2004	By: /s/ George J. Barry George J. Barry Chief Executive Officer and President

EXHIBIT INDEX
Exhibit No.	Description
Exhibit 10.56	Amended and Restated Employment Agreement, dated as of December 13, 2004, between Mediware Information Systems, Inc. and Donnie L. Jackson
Exhibit 10.57	Agreement, dated as of December 13, 2004, by and between Mediware Information Systems, Inc. and Donnie L. Jackson, Jr